Exhibit 99.1

1 Midland States Bancorp, Inc. NASDAQ: MSBI Investor Presentation November 2024

2 2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward - looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Common Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Pre - Provision Earnings,” “Adjusted Pre - Tax, Pre - Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 3 Company Snapshot Financial Highlights as of September 30, 2024 $7.8 Billion Total Assets $5.7 Billion Total Loans $6.3 Billion Total Deposits $4.3 Billion Assets Under Administration 0.67% YTD Adjusted ROAA (1) : 8.61% YTD Adjusted Return on TCE (1) : 7.03% TCE/TA: 1.46% YTD PTPP (1) ROAA: 5.54% Dividend Yield: 0.9x Price/Tangible Book: 9.7x Price/LTM EPS: Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Founded in 1881, this Illinois state - chartered community bank focuses on in - market relationships while having national diversification through equipment finance. • 53 Branches in Illinois and Missouri • 16 successful acquisitions since 2008

4 Financial Services & Banking Center Footprint Headquartered in Effingham, Illinois 42 Illinois Banking Centers 11 Missouri Banking Centers Our Community Bank is organized into four regions: • Northern • Eastern • Southern • St. Louis Services Include: • Wealth Management • Residential Mortgage • Commercial and Small Business Banking • Retail Services Additional Locations: Equipment Finance - St. Louis, MO Trust Company - Chicago, IL & Tarrytown, NY 4

5 Business and Corporate Strategy We are a community bank focused on developing deep customer relationships and building strong communities. 5

6 Operating Model (dollars in millions, as of 9/30/24) Total Other Midland Equipment Finance Community Bank Business Unit Wealth Management St. Louis Region Southern Region Northern Region Eastern Region 53 11 9 17 16 Branches $5,749 $2,613 $860 $850 $695 $731 $903 Loans & Leases $6,257 $1,495 $332 $446 $635 $2,003 $1,346 Deposits $4,269 $4,269 Assets Under Management 907 416 35 84 56 57 150 109 Head Count Key Business Units 6

7 Experienced Senior Management Team Jeffrey G. Ludwig President and CEO of Midland States Bancorp ▪ Assumed Company CEO role in Jan. 2019 after serving as Bank CEO ▪ More than 10 years serving as CFO ▪ Joined Midland in 2006; 16+ years in banking industry Jeffrey S. Mefford President of Midland States Bank and EVP of Midland States Bancorp ▪ Joined Midland in 2003 ▪ Appointed Bank President in March 2018 ▪ Oversees all sales activities for commercial, retail, mortgage, wealth management, equipment finance, and treasury management Douglas J. Tucker SVP, Corporate Counsel and Director of IR ▪ 20+ years experience advising banks and bank holding companies ▪ Significant IPO, SEC reporting and M&A experience ▪ Joined Midland in 2010 Eric T. Lemke Chief Financial Officer ▪ Promoted to Chief Financial Officer in November 2019 ▪ Joined Midland in 2018 as Director of Assurance and Audit ▪ 25+ years of financial accounting and reporting experience in financial services Daniel E. Casey Chief Risk Officer ▪ 30+ years in risk and investment management ▪ Administers enterprise risk management functions including compliance management, loan review, internal audit and other fiduciary safeguards ▪ Joined Midland in 2023 Jeremy A. Jameson Chief Credit Officer ▪ 20+ years in banking and credit with a track record of managing clients up to $100MM and designing comprehensive credit and lending strategies ▪ Administers credit policy, credit risk management, and loan origination systems ▪ Joined Midland in 2024 7

8 Investment Summary and Strategic Initiatives 8 • Profitable growth and improved efficiencies resulting in higher EPS and increased returns over the past few years • Strengthened commercial banking team and increased presence in faster growing markets driving high quality in - market loan production and consistent inflows of new commercial deposits • Wealth Management business focused on more effectively capitalizing on cross - selling opportunities and increasing organic growth rate • More conservative approach to new loan production adopted in light of current environment until economic conditions improve • Well positioned to capitalize on the current environment to add new commercial and retail deposit relationships • Banking - as - a - Service foundation being developed and expected to start making a contribution in 2025

9 Successful Execution of Strategic Plan... Total Assets (at period - end in billions) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $6.1 $5.6 $4.4 $3.2 $7.4 $6.9 $7.9 $7.9 2015 2016 2017 Selected Acquisitions 2009 2010 2011 2012 2013 2014 2018 2019 2020 2021 2022 2023 9 CAGR: 14% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp ($1,243) 2019: HomeStar Financial Group ($366)

...Leads to Creation of Shareholder Value $17.00 $18.64 $19.31 $21.66 $20.94 $23.35 $24.90 $17.09 $18.34 $18.80 $21.42 $24.72 $27.74 $26.91 2018 2019 2020 2021 2022 2023 3Q 2024 Tangible Book Value Per Share TBV/Share ex. AOCI 23 Consecutive Years of Dividend Increases Tangible Book Value Per Share (1) Dividends Declared Per Share TBV/Share ex. AOCI CAGR: 7.4% CAGR: 5.0% $0.88 10 10 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $1.07 $0.97 $1.12 $1.16 $1.20 $1.24 2018 2019 2020 2021 2022 2023 3Q 2024 (annualized)

...And Increased Profitability Adjusted Diluted EPS (1) CAGR: 6.2% Adjusted ROATCE (1) & ROAA (1) 15.00% 14.44% 9.24% 18.33% 18.59% 15.98% 8.61% 1.04% 1.08% 0.62% 1.21% 1.18% 1.08% 0.67% Adj ROATCE Adj ROAA 2018 2019 2020 2021 2022 2023 YTD 2024 $2.39 10 11 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $2.54 $1.70 $3.65 $3.79 $3.42 2018 2019 2020 2021 2022 2023

Strategic Initiatives Strengthening Franchise ...Have Produced Improved Growth and Profitability Adjusted Pre - Tax Pre - Provision Earnings (1) (in millions) Total Loans (in millions, as of year - end) 2016 2017 2018 2019 2020 2021 2022 2023 Efficiency Ratio (1) 2016 2017 2018 2019 2020 2021 2022 2023 Wealth Management Revenue (in millions) $50.0 $61.9 $83.7 $101.3 $108.9 $120.4 $137.5 $136.3 1.59% 1.55% 1.53% 1.74% 1.67% 1.75% 1.82% 1.72% Adjusted PTPP Adjusted PTPP / Avg Assets Adjusted PTPP CAGR: 15.4% $2,320 $3,227 $4,138 $4,401 $5,103 $5,225 $6,306 $6,131 CAGR: 14.9% 68.66% 66.66% 66.08% 61.53% 59.42% 57.05% 55.35% 55.91% 2016 2017 2018 2019 2020 2021 2022 2023 $8.09 10 12 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $13.34 $20.51 $21.83 $22.80 $26.81 $25.71 $25.57 2016 2017 2018 2019 2020 2021 2022 2023

High Tech High Touch - Technology Roadmap

Midland's technology investments are enhancing efficiencies, improving client experience, and positively impacting retail deposit gathering and commercial/consumer loan production

	Consumer	Small Business	Commercial	Wealth
Customer Facing	**Flexible Overdrafts** (2022) VELOCITY SOLUTIONS	**Commercial Online Account Opening** (2021) ncino		
	Near real time payments (2021) Zelle		**Integrated Payables – Payments** (2021) FIS	
	Online loan Origination (2021) blend	**Commercial Relationship pricing optimization engine** (2022) Q2 | precisionlender		**Online Access and Portal** (2023) ENVESTNET MoneyGuide, FIS, SS&C Black Diamond
	Consumer online account opening (2020) ncino	**SBA Loan Portal** (2021) salesforce	**SBB Loan Portal** (2023) salesforce	
	Automated analytics-based marketing platform deployed with access to all datasets and all businesses (2020) salesforce marketing cloud			
	CRM deployed to employees with rich view of the customer, automated leads, and single view of pipelines for executive team (2020) salesforce			
	Retail Banking Needs Navigator & Customer Incentive Programs (2020) salesforce	**Self service loan portal and treasury on-boarding** (2021) salesforce		**Trust Platform** (2024) SS&C | INNOVEST, SS&C | Black Diamond
	Five9 Customer Care (2023) salesforce, Five9		**Mozaik(MSB Salesforce) Omnichannel Account Opening** (2024)	**RIA Platform** (2023) SS&C | Black Diamond
	Mozaik(MSB Salesforce) Omnichannel Account Opening (2024)			**Wealth Access** (2024)
	Extole Customer Referral Program (2024)			**Unified Wealth & Consumer Online/Mobile Platform** (2024)
Foundational	**Fintech Partnerships Established** Canapi Fund, Alloy, Blend, Plaid, GreenSky, JAM/FINTOP Fund, Informatica — JAM, FINTOP, GreenSky, Informatica, Five9, CANAPI, ALLOY, synctera, TrueDigital, PLAID			
	CX Platform Customer Feedback (2020, 2021) NICE			
	Artificial Intelligence (2020, 2021) 200+ RPA "bots" deployed in the last 18 months, AI based solutions applied in Risk Management, Mortgage Operations (2021), and Cyber Security (UEBA), Add Microsoft Co-Pilot & OpenAI Partnerships (2024) — UiPath, nintex			
	Silo-elimination and 360 view of customer (2020) All sales teams on single sales platform using same 360 view of customer, Five 9 & Salesforce Customer Service Platform (2023), Self Service IVR (2024), Salesforce Integrated Customer Service and Operations Case Management (2024) — SAS Viya, Power BI			
	Website Relaunch (2024)			
	Centralized Data Analytics – Informatica, PowerBI, SAS Viya (2018, 2019, 2020) Oracle data warehouse with 98% of data accessible for analytics across all products, services and channels.			
	Digital Talent (53 FTE) Chief Digital Officer, Director – Strategic Transformation, Director – Strategic Engineering & Development, Director – Banking as a Service, Lead Engineer API Development, Senior Manager – Digital Marketing, Manager – Customer Experience, Board Member – Digital Expertise, Web Development, Fintech Onboarding & Oversight			

13

Successful Acquisition History

- Midland States has completed 16 transactions since 2008, including FDIC-assisted, branch, whole bank, asset purchase and business line acquisitions, and a New York trust asset acquisition
- Demonstrated history of earnings expansion
- Deliberate diversification of geographies and revenue channels
- Successful post-closing integration of systems and businesses
- Most recent acquisition: FNBC branch acquisition (closed in Q2 2022)

Selected Acquisitions

	2009	2010	2014	2016	2017	2018	2019
	Strategic Capital Bank	**AMCORE Bank, N.A.**	**Love Savings / Heartland Bank**	**Sterling Bancorp**	**Centrue Financial**	**Alpine Bancorp.**	**HomeStar Financial**
Acquisition Type	FDIC-Assisted	12 Branches	Whole Bank	Trust Administration	Whole Bank	Whole Bank and Wealth Mgmt	Whole Bank
Assets Acquired ($mm)	$540.4	$499.5	$889.0	—	$990.2	$1,243.3	$366.0
Location	Champaign, IL	Northern Illinois	St. Louis, MO	Yonkers, NY	Northern Illinois	Rockford, IL	Kankakee, IL
	Financially Transformative	Operationally Transformative	Revenue Diversification	Expansion of Trust Business	Enhanced Scale and Market Presence	Expanded Core Bank and Wealth Management	Low-cost Deposit Franchise and Market Presence

14

Midland States Bancorp, Inc.

Loan Portfolio and Asset Quality 14 15

16 16 ($s in millions) RE/Rental & Leasing $1,708.9 36.3% All Others $569.1 12.1% Skilled Nursing $394.2 8.4% Construction - General $293.2 6.2% Manufacturing $214.8 4.6% Accommodation & Food Svcs $305.5 6.5% Assisted Living $102.5 2.2% Trans./Ground Passenger $171.2 3.6% Ag., Forestry, & Fishing $149.6 3.2% General Freight Trucking $171.0 3.6% Wholesale Trade $63.7 1.4% Retail Trade $174.1 3.7% Other Services $102.2 2.2% Commercial Loans and Leases by Industry Health Care $68.0 1.4% Finance and Insurance $218.9 4.7% Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.71 billion as of September 30, 2024

17 Commercial Real Estate Portfolio by Collateral Type 17 CRE Concentration (as of September 30, 2024) 51.0% CRE as a % of Total Loans 267.2% CRE as a % of Total Risk - Based Capital (1) Notes: (1) Represents non - owner occupied CRE loans only ($s in millions) Skilled Nursing $397.7 13.7% Retail $461.0 15.7% Multi - Family $556.0 19.0% Industrial/Warehouse $216.9 7.4% Assisted Living $124.5 4.2% All Other $151.0 5.1% Hotel/Motel $243.3 8.3% Office $147.2 5.0% Farmland $68.3 2.3% Residential 1 - 4 Family $94.6 3.2% Restaurant $30.1 1.0% Medical Building $93.2 3.2% Special Purpose $128.6 4.4% C - Store/Gas Station $79.8 2.7% Mixed Use/Other $118.4 4.0% Raw Land $22.3 0.8% Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.93 billion as of September 30, 2024

18 Commercial Loan Growth 18 • New hires and an increase in productivity of the commercial banking group without increasing the size of the business development team • Addition of expertise in specialty finance and SBA lending • Increased exposure to higher growth markets in Northern Illinois and St. Louis • Successfully moving up market and working with larger clients that have greater financing needs • Effectively leveraging technology investments, including the Salesforce platform, to improve win rate and expand relationships with clients • New commercial loan production to be funded by planned reduction in consumer portfolio Commercial and CRE Loan Production (in millions) More conservative approach to new loan production in light of economic uncertainty has impacted production levels since mid - 2022 $226 $302 $242 $210 $250 New Loan Fundings 1Q 2024 2Q 2024 3Q2024 New Unfunded Commitments 3Q 2023 4Q 2023

19 Midland Equipment Finance Portfolio Overview 19 Portfolio Characteristics (as of September 30, 2024) Nationwide portfolio providing financing solutions to equipment vendors and end - users $860.1 million (15.0% of total loans) Total Outstanding Loans and Leases 8,161 Number of Loans and Leases $116,401 Average Loan/Lease Size $2.9 million Largest Loan/Lease 6.47% Weighted Average Rate Manufacturing, General Freight Trucking, Construction, Transit and Ground Passenger Representative Industries Served Equipment Finance Outstanding Balances (in millions) $1,064 $1,005 $950 $890 $860 3Q23 4Q23 1Q24 2Q24 3Q24 3Q23 4Q23 Note: New production being limited in order to reduce portfolio as a percentage of total loans 0.82% 1.55% 1.50% 1.57% 2.23% 1.10% 1.37% 1.77% 2.21% 2.48% NCOs/Avg Loans & Non Accruals/Qtr end Loans NCOs/Avg Loans NA/Qtr end Loans 1Q24 2Q24 3Q24

GreenSky Consumer Loan Portfolio Overview Portfolio Characteristics (as of September 30, 2024) $475.3 million (8.3% of total loans) Total Outstanding 5.70% Weighted Average Rate 36,347 Number of Active Loans $14,811 Average Loan Size 773 Average FICO Score Projected GreenSky Balances $876 $818 $755 $684 $606 $538 $475 $424 Actual 1Q23 Actual 2Q23 Actual Actual 3Q23 4Q23 Actual Actual 1Q24 2Q24 Actual 3Q24 Proj 4Q24 Plan with GreenSky to Wind Down Portfolio ■ Notice provided to officially terminate the GreenSky program in October 2023 ■ Reduced loan originations ■ Projected portfolio reduction to $424 million by EOY 2024 ■ Decrease in portfolio to improve liquidity and capital ■ Escrow deposits 20 20 ■ Escrow deposits absorb losses in excess of cash flow waterfall ■ Escrow account totaled $17.2 million at 9/30/24 or 3.6% of the portfolio (in millions)

21 LendingPoint Loan Portfolio Overview Portfolio Characteristics (as of September 30, 2024) $96.5 million (1.8% of total loans) Total Outstanding 5.45% Weighted Average Rate 8,088 Number of Active Loans $11,931 Average Loan Size 739 Average FICO Score $8.3 million Reserves in ACL Projected LendingPoint Balances $143 $157 $159 $144 $131 $114 $97 $80 Actual 1Q23 Actual 2Q23 Actual Actual 3Q23 4Q23 Actual Actual 1Q24 2Q24 Actual 3Q24 Proj 4Q24 Plan with LendingPoint to Wind Down Portfolio ■ Notice provided to stop new originations in the LendingPoint program in Oct. 2023 ■ Projected portfolio reduction to $80 million by EOY 2024 ■ Declining credit quality and servicing issues creating shortage in cash flow waterfall and escrows ■ Reserves in ACL for $8.3 million as of September 30, 2024 ■ Recognized a $6.2 million charge - off in the current quarter 21 (in millions)

Asset Quality (Total Loans as of quarter - end) • Nonperforming loans increased from prior quarter • Net charge - offs to average loans was 0.78% driven by equipment finance and $6.2 million of charge offs in the Lending Point portfolio • General stability in asset quality resulted in lower provision for credit losses than prior quarter with ACL/Total Loans of 1.49% • Taking steps to improve asset quality through focus on relationship lending and tighter credit standards Nonperforming Loans / Total Loans NCO / Average Loans 0.69% 0.68% 1.49% 1.58% 1.55% 0.20% 0.24% 0.27% 0.34% 0.37% 0.89% 0.92% 1.76% 1.99% 0.07% 1.92% Lending Point All other Equipment Finance 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 0.08% 0.07% 0.05% (0.06)% 0.02% 0.14% 0.26% 0.25% 0.26% 0.33% 0.43% 0.22% 0.33% 0.30% 0.20% 0.78% Lending Point All other Equipment Finance 3Q 2023 22 22 4Q 2023 1Q 2024 2Q 2024 3Q 2024

($ in thousands) $92,183 22 23 $(1,120) $(4,320) $(938) $85,804 ACL June 30, 2024 Specific Reserves Portfolio Changes Economic Factors ACL September 30, 2024 Changes in Allowance for Credit Losses ▪ Changes to specific reserves ▪ Changes in Loans ▪ Changes in Credit quality including risk rating ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Reduction due to charge offs in Lending Point Portfolio ▪ Change to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors

ACL by Portfolio 22 24 % of Total Loans ACL Loans % of Total Loans ACL Loans Portfolio ($ in thousands) September 30, 2024 June 30, 2024 1.06% $ 8,821 $ 829,888 1.16% $ 9,263 $ 797,318 Commercial 2.70% 15,426 570,979 2.65% 14,844 559,354 Commercial Other 2.57% 11,839 461,409 2.54% 11,236 442,552 Equipment Finance Loans 3.10% 13,288 428,659 3.29% 13,724 417,531 Equipment Finance Leases 0.86% 13,949 1,621,102 0.84% 13,623 1,630,930 CRE non - owner occupied 1.21% 5,286 438,117 1.10% 5,017 455,101 CRE owner occupied 0.90% 2,636 293,863 1.02% 3,619 355,988 Multi - family 0.48% 326 68,423 0.39% 269 68,453 Farmland 2.72% 12,966 476,528 2.86% 12,061 422,253 Construction and Land Development 1.47% 4,616 315,039 1.50% 4,738 315,634 Residential RE First Lien 0.91% 577 63,354 0.97% 614 63,023 Other Residential 0.53% 499 94,763 0.59% 531 90,626 Consumer 2.12% 13,793 651,279 1.31% 7,501 572,608 Consumer Other (1) 1.58% 92,183 5,851,994 1.49% 85,804 5,748,819 Total Loans 1.46% 74,815 5,125,723 1.48% 74,715 5,048,243 Loans (excluding BaaS portfolio (1) and warehouse lines) Notes: (1) Primarily consists of loans originated through GreenSky and LendingPoint relationships

Recent Financial Trends 22 25

26 Overview of 3Q24 Financial Performance Continued Success in Balance Sheet Management Strategies Successfully Growing Community Bank Continued Investments in Talent and Technology 26 • Net income available to common shareholders of $16.2 million, or $0.74 diluted EPS • Pre - tax, pre - provision earnings (1) of $27.5 million • Strong noninterest income of $19.3 million • Net interest margin stable at 3.10% • Tangible book value per share increased 6.6% to $24.90 from prior quarter. • Increase in capital ratios with CET1 increasing 36 bps to 9.00% • Increased liquidity with reduction in loan - to - deposit ratio • Runoff in non - core loan portfolios funding new loan production and purchase of higher - yielding investment securities • Another good quarter of business development in community bank with full banking relationships added with high quality in - market clients • Community bank loans increased $45 million during 3Q24, offset by intentional reduction of equipment finance and consumer portfolios • Loan portfolio continues to shift towards core in - market C&I and CRE loans resulting in higher quality loan portfolio • Strength of franchise allowing Midland to continue attracting high quality banking talent • New technology platform in Wealth Management will enhance ability to cross - sell to community bank clients • New talent and technology investments expected to drive profitable growth and further enhance the value of Midland franchise Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

27 Loan Portfolio 27 • Total loans decreased $103.2 million from prior quarter to $5.75 billion • Decrease primarily driven by decline in equipment finance portfolio of $30.0 million and continued runoff of GreenSky portfolio of $63.0 million • Decrease in non - core portfolios partially offset by new loan production from high quality commercial clients that provide full banking relationships • Investments made to increase business development efforts in St. Louis resulted in total loans increasing at an annualized rate of 12% during 3Q24 in this market • Runoff from GreenSky portfolio rotated into investment portfolio Loan Portfolio Mix (in millions, as of quarter - end) Commercial loans and leases $ 1,775 $ 1,829 $ 2,057 Commercial real estate 2,510 2,422 2,412 Construction and land development 422 477 417 Residential real estate 379 378 375 Consumer 663 746 1,020 Total Loans $ 5,749 $ 5,852 $ 6,281 Total Loans ex. Commercial FHA Lines $ 5,699 $ 5,852 $ 6,232 3Q 2024 2Q 2024 3Q 2023 $6,281 $6,131 $5,958 $5,852 $5,749 5.93% 6.00% 5.99% 6.03% 6.15% Total Loans 1Q 2024 2Q 2024 Average Loan Yield 3Q 2023 4Q 2023 3Q 2024 Total Loans and Average Loan Yield (in millions, as of quarter - end)

28 Loan Segments 28 Community Bank, 55.3% Specialty Finance, 17.4% Equipment Finance, 15.0% BaaS, 11.4% • Total loans in our Community Bank increased $45 million from prior quarter to $3.18 billion • Loans in St. Louis region increased $25 million or 12% annualized in 3Q24 • Focused on core, in - market loan relationships • Continuing to add talent in faster growing markets to drive quality loan relationships and commercial deposits Loan Portfolio Segments Loan Segment Mix (in millions, as of quarter - end) FHA Warehouse, 0.9% 3Q 2023 2Q 2024 3Q 2024 $ 853 $ 884 $ 903 Regions: Eastern 708 725 731 Northern 702 700 695 Southern 704 825 850 St. Louis 2,967 $ 3,134 $ 3,179 $ Community Bank Other: $ 49 $ — $ 50 FHA Warehouse Line $ 1,194 $ 1,093 $ 1,003 Specialty Finance 1,064 890 860 Equipment Finance 1,007 735 657 BaaS (1) $ 6,281 $ 5,852 $ 5,749 Total Loans Notes: (1) includes loans originated through Greensky and LendingPoint relationships

Total Deposits • Total deposits increased $138.8 million from end of prior quarter, primarily due to increases in brokered time • Average balances of non - interest bearing demand deposits declined $57 million compared to prior quarter primarily due to seasonal outflows and lower average balances • Brokered time deposits increased $138.0 million from prior quarter as rates provided lower cost of funds than other wholesale borrowings, which were reduced following addition of brokered time deposits Deposit Mix (in millions, as of quarter - end) 3Q 2024 2Q 2024 3Q 2023 Noninterest - bearing demand $ 1,051 $ 1,109 $ 1,155 Interest - bearing: 2,572 2,344 2,390 Checking 1,091 1,144 1,187 Money market 582 538 510 Savings 886 852 849 Time 119 131 270 Brokered time $ 6,405 $ 6,118 Total Deposits $ 6,257 $6,405 $6,310 $6,324 $6,118 $6,257 2.32% 2.41% 2.49% 2.55% 2.69% 4Q 2023 1Q 2024 Total Deposits Cost of Deposits 3Q 2023 2Q 2024 3Q 2024 Total Deposits and Cost of Deposits (in millions, as of quarter - end) 29 29

Deposit Summary Deposits by Channel (in millions, as of quarter - end) 3Q 2024 2Q 2024 3Q 2023 $ 2,756 $ 2,742 $ 2,695 Retail 1,231 1,217 1,219 Commercial 615 569 574 Public Funds 318 299 332 Wealth & Trust 1,020 932 959 Servicing 228 239 391 Brokered Deposits 237 120 87 Other Total Deposits $ 6,257 $ 6,118 $ 6,405 $6,405 $6,310 $6,324 $6,118 $6,257 Retail Public Funds Servicing Other 2Q 2024 3Q 2024 Commercial Wealth & Trust Brokered Deposits 3Q 2023 4Q 2023 1Q 2024 • Deposits excluding brokered remained relatively stable from prior quarter • Total brokered deposits increased $152 million in 3Q24 • Interest rates will decrease for servicing and brokered deposits reducing pressure on cost of funds Trend of Deposit Channel Mix (in millions, as of quarter - end) 29 30

31 3.5% 68.9% 7.1% 5.8% 7.3% 7.4% US GSE & US Agency MBS - agency MBS - non agency State & Muni Corporate Other Investment Portfolio As of September 30, 2024 Fair Value of Investments by Type • All Investments are classified as Available for Sale • Average T/E Yield is 4.71% for 3Q24 Average Duration is 4.87 years • Purchased $163 million with T/E Yield of 5.10% and sold $11 million with T/E Yield of 3.85% in 3Q24 Investments by Yield and Duration Investment Mix & Unrealized Gain (Loss) (in millions) Unrealized Gain (Loss) Book Value Fair Value $ (1) $ 44 $ 43 US GSE & US Agency (62) 897 835 MBS - agency (1) 87 86 MBS - non agency (5) 75 70 State & Municipal (7) 95 88 Corporate — 90 90 Other $ (76) $ 1,288 $ 1,212 Total Investments - 1 0 1 2 3 4 5 6 7 8 Duration Yiel d 8.0% 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% $1.21 billion 31

3.20% 3.21% 3.18% 3.12% 3.10% 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 $58.6 $58.1 $55.9 $55.1 $55.0 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 Net Interest Income/Margin (in millions) • Net interest income down slightly from prior quarter due to higher interest - bearing deposit rates and average short - term borrowings • Net interest margin decreased 2 bp to 3.10% as the increase in the cost of deposits exceeded the increase in the average yield on earning assets • Average rate on new and renewed loan originations was 7.82% in 3Q24 and higher than average rates on loan payoffs making them accretive to net interest margin • Deposit rates starting to decline following Fed rate cuts and expected to positively impact net interest margin in 2025 Net Interest Income Net Interest Margin 32 32

Loans & Securities - Repricing and Maturity

Total Loans and Leases (net of unearned income)[1]

(in millions)

As of September 30, 2024	Repricing Term								Rate Structure		
	3 mos or less	3-12 mos	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Floating Rate	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 722	$ 275	$ 537	$ 197	$ 30	$ 5	$ 8	$1,774	$ 557	$ 78	$ 1,139
Commercial real estate	862	361	769	362	142	14	1	2,511	601	235	1,675
Construction and land	291	44	76	10	1	—	—	422	233	31	158
Residential real estate	74	56	85	67	74	19	4	379	54	109	216
Consumer	132	196	235	85	15	—	—	663	83	—	580
Total	$2,081	$ 932	$1,702	$ 721	$ 262	$ 38	$ 13	$5,749	$ 1,528	$ 453	$ 3,768
% of Total	35 %	16 %	30 %	13 %	5 %	1 %	— %	100 %	27 %	8 %	65 %
Weighted Average Rate	7.14 %	5.63 %	5.19 %	5.73 %	4.62 %	4.10 %	3.84 %	6.00 %	7.83 %	4.96 %	5.40 %

Investment Securities Available for Sale[2]

(in millions)

As of September 30, 2024	Maturity & Projected Cash Flow Distribution					
	1 year or less	1-3 years	3-5 years	5-10 years	Over 10 years	Total
Amortized Cost	$ 189	$ 187	$ 214	$ 331	$ 367	$ 1,288
% of Total	15 %	14 %	17 %	26 %	28 %	100 %

Notes:
(1) Based on projected principal payments for all loans plus the next reset for floating and adjustable rate loans and the maturity date of fixed rate loans.
(2) Projected principal cash flows for securities. Differences between amortized cost and total principal are included in Over 10 years.

Midland
States Bancorp, Inc.

33

Wealth Management Assets Under Administration (in millions) Wealth Management Revenue (in millions) $3,501 $3,733 $3,888 $3,996 $4,269 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 $6.29 32 34 $6.60 $7.13 $6.80 $7.10 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 • Assets under administration increased $273 million mainly due to $178 million in new assets and market performance • Wealth Management fees increased due to higher AUA and net new accounts • New technology that integrates Wealth Management data into mobile banking app that is expected to positively impact cross - selling to community bank clients • Continual hiring of wealth advisors positively impacting new business development

$11.5 $20.5 $21.2 $17.7 $19.3 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 Noninterest Income • Noninterest income increased from prior quarter primarily due to higher Wealth Management revenue resulting from increased AUA and higher deposit service charges • 3Q24 noninterest income includes $0.2 million gain on sale of SBA loans and $0.4 million of earnings on limited partnership investments • Other income negatively impacted by losses on sale of repossessed and other equipment of $0.2 million in current quarter • Fee income expected to be $18.0 - $18.5 million in the near - term quarters Noninterest Income (in millions) 32 35

36 $42.0 $44.5 $44.9 $47.5 $46.7 55.8% 55.2% 58.0% 65.2% 62.8% 4Q 2023 1Q 2024 Total Noninterest Expense Efficiency Ratio 3Q 2023 2Q 2024 3Q 2024 Noninterest Expense and Operating Efficiency 36 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) • Efficiency Ratio (1) was 62.8% in 3Q 2024 vs. 65.2% in 2Q 2024 • Compensation and benefits increased $1.5 million due to new staff additions and incentive compensation • Other expenses decreased $2.0 million as prior quarter included a $3.0 million accrual for legal action offset by increases in loan collection and continued OREO expenses in the current quarter • Near - term operating expense run - rate expected to be approximately $45.5 - $46.5 million Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

Capital Ratios and Strategy • Capital initiatives increased CET1 to 9.00% from 7.77% at December 31, 2022 with limited buybacks below TBV • Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7 . 00% - 7 . 75 % by the end of 2024 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Capital Strategy Capital Ratios (as of September 30, 2024 ) 7.03% 9.00% 10.10% 11.65% 13.98% 12.09% 10.47% 12.09% 13.34% Consolidated Bank Level TCE/TA 37 37 Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC

7.77% (0.19)% 0.90% (0.37) % 0.05% 0.24% 8.40% CET1 YE 2022 Stock Buy Backs Earnings Common GW & Change CET1 YE Div Intangible in RW 2023 Amortz Assets Building Capital Annual - 2023 Year to Date - 3Q24 8.40% 37 38 (0.03)% 0.44% (0.29) % 0.04% 0.44% 9.00% CET1 Stock 12/31/23 Buy Backs Earnings Common GW & Change CET1 Div Intangible in RW 9/30/24 Amortz Assets • CET1 Increased 60 bps to 9.00% from 4Q23 despite credit headwinds • Balance sheet and capital strategy reduced risk weighted assets $367 million from 4Q23 • Support organic growth needs of new and existing core relationships • Opportunistic share repurchases at or below TBV and continuing 23 - year track record of increasing the dividend on an annual basis while continuing to improve capital • Targeted CET1 ratio of 10.00% by end of 2025

Outlook 37 39

2024 Outlook and Priorities 37 40 • Well positioned with increased levels of capital, liquidity, and reserves • Continuing to focus on improving credit quality through core relationship lending and tightened credit • Prudent risk management will remain top priority while economic uncertainty remains with business development efforts focused on adding new commercial and retail deposit relationships throughout our markets • Capitalizing on market disruption resulting from M&A to add new clients and banking talent • Prudent balance sheet management and earnings should lead to further increases in capital ratios • Loan pipeline remains steady and new loan production within the community bank will continue to partially offset the runoff from the GreenSky portfolio and continued intentional reduction of the equipment finance portfolio • Well positioned to benefit from lower interest rates with lower funding costs expected to lead to expanded net interest margin • Positive trends in key areas should lead to consistent level of profitability * Continued disciplined expense management while making investments in the business to increase market share, add clients, and generate profitable growth in the future * Wealth Management revenue trending higher due to contributions of new advisors * BaaS initiative continuing to seek high quality FinTech partners

Long - Term Formula for Enhancing Shareholder Value Strategic Balance Sheet Expansion Enhanced Operational Efficiencies Recurring Revenue Streams Value - Add M&A Sustained Earni 37 41 ngs Growth Superior Returns Elevated Franchise Value

APPENDIX 37 42

43 ESG: A Framework for Sustainability 43 Environmental Facilities • We have installed solar power in 22 Midland locations. • Our corporate headquarters, built in 2011, is LEED (Silver) Certified. • We have made more than $50 million of credit available for residential and commercial solar projects since 2011. Paper Reduction • More than 50% of our customers use paperless statements and we have had a paper elimination program in place since 2010. Social Community Impact • We have been serving families and businesses since 1881, offering products and services based on the needs of our customers. • We work with more than 200 community organizations to ensure we address the needs of each of our markets in the areas of lending, investments, philanthropy, products, community engagement, and inclusion. • The Midland Institute CEO program, a unique year - long program designed to teach entrepreneurship to high school students, was created in 2010. As of 2023, 70 programs serving 330 schools utilize this powerful program for energizing tomorrow's business leaders. Culture and People • Since 2008, Midland has provided all employees with personal and professional development training. • Midland’s Advanced Study for Talent Enrichment and Resource Training (MASTERS) program serves to develop future leaders of the Company. To date 68% of participants have been women or minority employees. • In April 2020, Midland established the Diversity & Inclusion Council. This council, now known as the Council of Belonging, continues to actively contribute to our Company culture, reinforcing our commitment to diversity, inclusion and belonging for all employees. • Midland offers employees paid time off to contribute their time and talents to recognized charities, causes, or not - for - profit community organizations. Philanthropy • Since its creation in 2011, the Midland States Bank Foundation has contributed more than $1.8 million to non - profit organizations throughout Midland’s footprint. The Foundation seeks to align contributions with Midland’s Community Impact focus: education, work force development, financial empowerment, housing, small business development and health & wellness. Priority is given to programs or organizations that focus on low - to moderate - income populations. Financial Education • In 2023, we provided over 600 volunteer hours specific to financial empowerment seminars in our communities. • Since 2015 we have held more than 450 financial literacy seminars benefiting low to moderate income or minority neighborhoods in our footprint. CRA, Community Development and Financial Inclusion • Through our Believable Banking® Residential Mortgage and Home Improvement programs we have made $123.5 million of loans to families underserved by traditional loan programs. • Our banking products and services are offered through our personal bankers, online with materials clearly describing the features, costs and alternatives available, and by dual - language materials in our branches and our ADA compliant website. Governance Reputation and Ethics • Midland States Bank was one of the first in the nation to have a woman on its board (1903). • Our board includes female, Hispanic and African American representation and has since before becoming a publicly traded company in 2016. • Our Code of Business Conduct and Ethics is available at investors.midlandsb.com. Oversight of Strategy and Risk • The Company’s Chair and CEO roles have been separate since the Company’s inception (1988). • All directors, except our CEO, are “independent” pursuant to applicable SEC/ NASDAQ rules. • Our board of directors has established a Risk and Compliance Committee to oversee all aspects of risk and compliance management across our enterprise. • Consistent with COSO’s 2017 Enterprise - Wide Risk Management (ERM) Framework, our ERM program employs business process risk ownership and the “three lines of defense” model. Data Security • We utilize data security programs and a privacy policy under which we do not sell or share customer information with nonaffiliated entities. Executive Compensation • Our executive compensation, including all performance related compensation, is evaluated annually by Risk Management to ensure consistency with Federal Reserve Safety and Soundness requirements, and the Interagency Guidance on Sound Incentive Compensation Policies issued jointly by the federal regulatory agencies. • All cash and equity incentive programs for executive officers include performance metrics and/or four - year vesting periods.

MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON - GAAP FINANCIAL MEASURES (unaudited) Tangible Book Value Per Share For the Year Ended 2023 2022 2021 2020 2019 2018 (dollars in thousands, except per share data) $ 791,853 $ 758,574 $ 663,837 $ 621,391 $ 661,911 $ 608,525 Shareholders' Equity to Tangible Common Equity Total shareholders' equity — GAAP (110,548) (110,548) — — — (2,781) Adjustments: Preferred Stock (161,904) (161,904) (161,904) (161,904) (171,758) (164,673) Goodwill (16,108) (20,866) (24,374) (28,382) (34,886) (37,376) Other intangible assets, net 503,293 465,256 477,559 431,105 455,267 403,695 Tangible common equity (76,753) (83,797) 5,237 11,431 7,442 (2,108) Less: Accumulated other comprehensive income (AOCI) $ 580,046 $ 549,053 $ 472,322 $ 419,674 $ 447,825 $ 405,803 Tangible common equity excluding AOCI 21,551,402 22,214,913 22,050,537 22,325,471 24,420,345 23,751,798 Common Shares Outstanding $ 23.35 $ 20.94 $ 21.66 $ 19.31 $ 18.64 $ 17.00 Tangible Book Value Per Share $ 26.91 $ 24.72 $ 21.42 $ 18.80 $ 18.34 $ 17.09 Tangible Book Value Per Share excluding AOCI 44 44

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For The Year Ended 2018	2019	2020	2021	2022	2023
Income before income taxes - GAAP	$ 50,805	$ 72,471	$ 32,014	$ 99,112	$ 129,838	$ 107,573
Adjustments to noninterest income:						
(Gain) loss on sales of investment securities, net	(464)	(674)	(1,721)	(537)	230	9,372
(Gain) on termination of hedged interest rate swaps	—	—	—	(2,159)	(17,531)	—
(Gain) on sale of Visa B shares	—	—	—	—	—	(1,098)
(Gain) on repurchase of subordinated debt	—	—	—	—	—	(676)
Other income	(89)	29	17	(48)	—	—
Total adjustments to noninterest income	(553)	(645)	(1,704)	(2,744)	(17,301)	7,598
Adjustments to noninterest expense:						
Impairment related to facilities optimization	—	(3,577)	(12,847)	—	—	—
(Loss) gain on mortgage servicing rights held for sale	(458)	490	(1,692)	(222)	(3,250)	—
FHLB advances prepayment fees	—	—	(4,872)	(8,536)	—	—
Loss on repurchase of subordinated debt	—	(1,778)	(193)	—	—	—
Integration and acquisition expenses	(24,015)	(5,493)	(2,309)	(4,356)	(347)	—
Total adjustments to noninterest expense	(24,473)	(10,358)	(21,913)	(13,114)	(3,597)	—
Adjusted earnings pre tax - non-GAAP	74,725	82,184	52,223	109,482	116,134	115,171
Adjusted earnings tax	17,962	19,358	12,040	26,261	27,113	29,682
Adjusted earnings - non-GAAP	56,763	62,826	40,183	83,221	89,021	85,489
Preferred stock dividends, net	141	46	—	—	3,169	8,913
Adjusted earnings available to common shareholders	$ 56,622	$ 62,780	$ 40,183	$ 83,221	$ 85,852	$ 76,576
Adjusted diluted earnings per common share	$ 2.39	$ 2.54	$ 1.70	$ 3.65	$ 3.79	$ 3.42
Adjusted return on average assets	1.04 %	1.08 %	0.62 %	1.21 %	1.18 %	1.08 %
Adjusted return on average tangible common equity	15.00 %	14.44 %	9.24 %	18.33 %	18.59 %	15.98 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

(dollars in thousands)	For The Year Ended 2018	2019	2020	2021	2022	2023
Adjusted earnings pre tax - non-GAAP	$ 74,725	$ 82,184	$ 52,223	$ 109,482	$ 116,134	$ 115,171
Provision for credit losses	9,430	16,985	44,361	3,393	20,126	21,132
Impairment on commercial mortgage servicing rights	(450)	2,139	12,337	7,532	1,263	—
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 83,705	$ 101,308	$ 108,921	$ 120,407	$ 137,523	$ 136,303
Adjusted pre-tax, pre-provision return on average assets	1.53 %	1.74 %	1.67 %	1.75 %	1.82 %	1.72 %

45
Midland States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Year Ended							
	2016	2017	2018	2019	2020	2021	2022	2023
(dollars in thousands)								
Noninterest expense - GAAP	$ 121,289	$ 152,997	$ 191,643	$ 175,641	$ 184,010	$ 175,069	$ 175,662	$ 173,902
Adjustments to noninterest expense:								
Impairment related to facilities optimization	(2,099)	(1,952)	—	(3,577)	(12,847)	—	—	—
(Loss) gain on mortgage servicing rights held for sale	—	(4,059)	(458)	490	(1,692)	(222)	(3,250)	—
FHLB advances prepayment fees	—	—	—	—	(4,872)	(8,536)	—	—
Loss on repurchase of subordinated debt	(511)	—	—	(1,778)	(193)	—	—	—
Net expense from FDIC loss share termination agreement	(351)	—	—	—	—	—	—	—
Integration and acquisition expenses	(2,343)	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)	—
Adjusted noninterest expense	$ 115,985	$ 129,248	$ 167,170	$ 165,283	$ 162,097	$ 161,955	$ 172,065	$ 173,902
Net interest income - GAAP	105,254	129,662	180,087	189,815	199,136	207,675	245,735	236,017
Effect of tax-exempt income	2,579	2,691	2,095	2,045	1,766	1,543	1,283	828
Adjusted net interest income	107,833	132,353	182,182	191,860	200,902	209,218	247,018	236,845
Noninterest income - GAAP	72,057	59,362	71,791	75,282	61,249	69,899	79,891	66,590
Adjustments to noninterest income:								
Impairment (recapture) on commercial mortgage servicing	3,135	2,324	(450)	2,139	12,337	7,532	1,263	—
(Gain) loss on sales of investment securities, net	(14,702)	(222)	(464)	(674)	(1,721)	(537)	230	9,372
(Gain) on termination of hedged interest rate swaps	—	—	—	—	—	(2,159)	(17,531)	—
(Gain) on repurchase of subordinated debt	—	—	—	—	—	—	—	(676)
(Gain) on sale of Visa B shares	—	—	—	—	—	—	—	(1,098)
Other income	608	67	(89)	29	17	(48)	—	—
Adjusted noninterest income	61,098	61,531	70,788	76,776	71,882	74,687	63,853	74,188
Adjusted total revenue	$ 168,931	$ 193,884	$ 252,970	$ 268,636	$ 272,784	$ 283,905	$ 310,871	$ 311,033
Efficiency ratio	68.66 %	66.66 %	66.08 %	61.53 %	59.42 %	57.05 %	55.35 %	55.91 %

46

Midland
States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For The Quarter Ended					For the Nine Months Ended
(dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024
Income before income taxes - GAAP	$ 22,556	$ 8,429	$ 18,240	$ 27,152	$ 22,935	$ 49,225
Adjustments to noninterest income:						
Loss on sales of investment securities, net	44	152	—	2,894	4,961	196
(Gain) on repurchase of subordinated debt	(77)	(167)	—	—	—	(244)
(Gain) on sale of Visa B shares	—	—	—	(1,098)	—	—
Total adjustments to noninterest income	(33)	(15)	—	1,796	4,961	(48)
Adjusted earnings pre tax - non-GAAP	22,523	8,414	18,240	28,948	27,896	49,177
Adjusted earnings tax	4,071	1,675	4,355	6,927	8,389	10,101
Adjusted earnings - non-GAAP	18,452	6,739	13,885	22,021	19,507	39,076
Preferred stock dividends	2,229	2,228	2,228	2,228	2,229	6,685
Adjusted earnings available to common shareholders	$ 16,223	$ 4,511	$ 11,657	$ 19,793	$ 17,278	$ 32,391
Adjusted diluted earnings per common share	$ 0.74	$ 0.20	$ 0.53	$ 0.89	$ 0.78	$ 1.47
Adjusted return on average assets	0.95 %	0.35 %	0.72 %	1.11 %	0.98 %	0.67 %
Adjusted return on average shareholders' equity	9.23 %	3.46 %	7.07 %	11.42 %	10.03 %	6.61 %
Adjusted return on average tangible common equity	12.67 %	3.65 %	9.34 %	16.51 %	14.24 %	8.61 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

	For the Quarter Ended					For the Nine Months Ended
(dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	September 30, 2024
Adjusted earnings pre tax - non-GAAP	$ 22,523	$ 8,414	$ 18,240	$ 28,948	$ 27,896	$ 49,177
Provision for credit losses	5,000	16,800	14,000	6,950	5,168	35,800
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 27,523	$ 25,214	$ 32,240	$ 35,898	$ 33,064	$ 84,977
Adjusted pre-tax, pre-provision return on average assets	1.42 %	1.30 %	1.67 %	1.80 %	1.66 %	1.46 %

47

MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON - GAAP FINANCIAL MEASURES (unaudited) (continued) Efficiency Ratio Reconciliation For the Quarter Ended September 30, 2023 December 31, 2023 March 31, 2024 June 30, 2024 September 30, 2024 $ 42,038 $ 44,488 $ 44,867 $ 47,479 $ 46,733 (dollars in thousands) Adjusted noninterest expense $ 58,596 $ 58,077 $ 55,920 $ 55,052 $ 54,950 Net interest income - GAAP 205 183 215 170 205 Effect of tax - exempt income 58,801 58,260 56,135 55,222 55,155 Adjusted net interest income 11,545 20,513 21,187 17,656 19,339 Noninterest income - GAAP 4,961 2,894 — 152 44 Loss on sales of investment securities, net — (1,098) — — — (Gain) on sale of Visa B shares — — — (167) (77) (Gain) on repurchase of subordinated debt 16,506 22,309 21,187 17,641 19,306 Adjusted noninterest income $ 75,307 $ 80,569 $ 77,322 $ 72,863 $ 74,461 Adjusted total revenue 55.82% 55.22% 58.03% 65.16% 62.76 % Efficiency ratio 47 48

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of				
(dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Shareholders' Equity to Tangible Common Equity					
Total shareholders' equity—GAAP	$ 818,259	$ 785,772	$ 791,006	$ 791,853	$ 757,610
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(13,052)	(14,003)	(15,019)	(16,108)	(17,238)
Tangible common equity	$ 532,755	$ 499,317	$ 503,535	$ 503,293	$ 467,920
Less: Accumulated other comprehensive income (AOCI)	(60,640)	(82,581)	(81,419)	(76,753)	(101,181)
Tangible common equity excluding AOCI	$ 593,395	$ 581,898	$ 584,954	$ 580,046	$ 569,101
Total Assets to Tangible Assets:					
Total assets—GAAP	$ 7,751,483	$ 7,757,274	$ 7,831,809	$ 7,866,868	$ 7,969,285
Adjustments:					
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(13,052)	(14,003)	(15,019)	(16,108)	(17,238)
Tangible assets	$ 7,576,527	$ 7,581,367	$ 7,654,886	$ 7,688,856	$ 7,790,143
Common Shares Outstanding	21,393,905	21,377,215	21,485,231	21,551,402	21,594,546
Tangible Common Equity to Tangible Assets	7.03 %	6.59 %	6.58 %	6.55 %	6.01 %
Tangible Book Value Per Share	$ 24.90	$ 23.36	$ 23.44	$ 23.35	$ 21.67
Tangible Book Value Per Share, excluding AOCI	$ 27.74	$ 27.22	$ 27.23	$ 26.91	$ 26.35

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended				
(dollars in thousands)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Net income available to common shareholders	$ 16,247	$ 4,522	$ 11,657	$ 18,483	$ 9,173
Average total shareholders' equity—GAAP	$ 795,322	$ 783,846	$ 789,906	$ 764,790	$ 771,625
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(13,506)	(14,483)	(15,525)	(16,644)	(17,782)
Average tangible common equity	$ 509,364	$ 496,911	$ 501,929	$ 475,694	$ 481,391
ROATCE	12.69 %	3.66 %	9.34 %	15.41 %	7.56 %

49

Midland States Bancorp, Inc.